UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

March 22, 2006

Date of Report (Date of earliest event reported)

_____________________

FILENET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15997	95-3757924
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3565 Harbor Boulevard Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)

(714) 327-3400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events

The 2006 Annual Meeting of the Stockholders of FileNet Corporation (the “Company”) will be held at the company’s headquarters at 3565 Harbor Blvd, Costa Mesa, California, 92626, at 9:00 a.m. on Thursday, June 15, 2006. This meeting date is more than 30 days after the date of last year’s annual meeting. Stockholders of Record at the close of business on April 19, 2006, the Record Date, will be entitled to notice of, and to vote, at the 2006 Annual Meeting and any postponements or adjournments thereof.

If a Stockholder desires to have a proposal considered for presentation at the 2006 Annual Meeting of the Stockholders then the proposal must be delivered in writing to the Corporate Secretary of the Company no later than April 12, 2006 and must comply with the requirements of the Company’s by-laws and Rule 14a-8 promulgated under the Securities and Exchange Act of 1934.

If a stockholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2006 Annual Meeting of the Stockholders, or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal or nomination no later than April 12, 2006. If the notice is not received by such date, it will be considered untimely, and the Company will have discretionary voting authority under proxies solicited for the 2006 Annual Meeting of Stockholders with respect to such proposal if presented at the meeting. Any such notice must comply with the Company’s Bylaws.

Proposals and notices should be directed to the attention of Secretary, FileNet Corporation, 3565 Harbor Blvd, Costa Mesa, California, 92626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 22, 2006

FILENET CORPORATION

By:	/s/ Philip C. Maynard
Name:	Philip C. Maynard
Title:	Senior Vice President,

Chief Legal Officer and Secretary

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